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                                 AMENDMENT No. 1
                            EFFECTIVE OCTOBER 1, 2010

                                     to the

                              REINSURANCE AGREEMENT
                             EFFECTIVE APRIL 1, 2010

                                     between

                     METLIFE INVESTORS USA INSURANCE COMPANY
                (hereinafter referred to as "the Ceding Company")

                                       and

                        EXETER REASSURANCE COMPANY, LTD.
                  (hereinafter referred to as "the Reinsurer")

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to update the description of the allowances to reflect the original intent of the parties.

NOW THEREFORE, the Agreement is hereby amended as follows:

     1. Effective April 1, 2010, the Schedule E, Allowances, is hereby replaced by the attached Schedule E, Allowances

All terms, provisions, and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In witness whereof, the parties have caused this Amendment to be signed in duplicate counterparts as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY


By: /s/ Christopher Kremer
    ------------------------------------

Name: Christopher Kremer
      ----------------------------------

Title: Vice President
       ---------------------------------

EXETER REASSURANCE COMPANY, LTD.


By: /s/ Roberto Baron
    ------------------------------------

Name: Roberto Baron
      ----------------------------------

Title: President
       ---------------------------------

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SCHEDULE E ALLOWANCES
--------------------------------------------------------------------------------

1.   Ceding Allowance. None.
     ----------------

2.   Commission Allowance. The Reinsurer shall pay the Ceding Company a
     --------------------
     Commission Allowance equal to 2.5% of the gross Policy premiums and deposits collected during the Accounting Period with respect to the Policies for years 2 and later.

3.   Maintenance Expense Allowance. The Reinsurer shall indemnify the Ceding
     -----------------------------
     Company for its quota share of the expenses incurred in connection with ongoing maintenance and administration of the Policies. The expenses incurred in connection with ongoing maintenance and administration of the Policies shall be equal to (a) + (b), where:

          (a) 0.107% multiplied by 1/4th of the average aggregate account value --- for the Account Period.

          (b)  1/4th multiplied by $175 per policy increasing 3% per year
          ---

     Such expenses shall not include expenses incurred in the course of issuing Policies or commissions paid with respect to the Policies.

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